                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE
                              ---------------------

              DEL GLOBAL TECHNOLOGIES TO RELOCATE CORPORATE OFFICE
              ----------------------------------------------------

VALHALLA,  NY - September 29, 2006 -- DEL GLOBAL TECHNOLOGIES CORP. (DGTC) ("Del
Global" or "the Company") today announced  that,  effective  September 30, 2006, its corporate office will relocate from One Commerce Park, Valhalla, NY 10595 to
11550 West King Street,  Franklin  Park, IL 60131.  Franklin Park is in suburban
Chicago, near O'Hare airport. Del Global's new phone number is (847) 288-7000.

This  relocation  will  consolidate  Del  Global's  corporate  office  into  the headquarters of the Company's Del Medical Systems Group, which markets and sells medical imaging and diagnostic systems worldwide.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its
U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical, military and other commercial applications.

The company's web site is WWW.DELGLOBAL.COM.

DEL GLOBAL TECHNOLOGIES CORP.:                     MEDIA RELATIONS:
James A. Risher                                    M. Thomas Boon
Chief Executive Officer                            VP Global Sales and Marketing
(847) 288-7065                                     (847) 288-7023

Mark Zorko
Chief Financial Officer
(847) 288-7003